Exhibit 10.2.11.7

AMENDMENT NUMBER 6
TO THE
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
2005 EXECUTIVE INCENTIVE PLAN

DATED: December 17, 2015

EFFECTIVE JANUARY 1, 2015

In accordance with resolutions of the Management Development and Compensation Committee of the Board of Directors of Consolidated Edison, Inc. adopted on February 18, 2015, and the authority granted to the Plan Administrator under Article VI of the Plan, the undersigned hereby approves the following amendments to the Plan, effective January 1, 2015.
The PURPOSE is amended by adding the following paragraph to the end thereof.

1.	The Preamble is amended by adding the following paragraph to the end thereof.
“Effective January 1, 2015, the Plan is amended to include any Vice President of Orange and Rockland Utilities, Inc., as Participants in the Plan; the positions Senior Vice President - Corporate Shared Services and Senior Vice President - Utility Shared Services are added as Executive Officers; reduce the maximum payout for Performance Indicators from 200% to 175%; and change the weightings of the net income component of the President and Chief Executive Officer of O&R to 80% on the O&R Adjusted Net Income Payout percentage and 20% on the CECONY Adjusted Net Income Payment percentage.”

2.	Section 1.17 is amended by adding a second paragraph as follows:
“Effective January 1, 2015, the above definition is amended to include any Vice President of Orange and Rockland Utilities Inc. The positions “Senior Vice President - Corporate Shared Services” and “Senior Vice President - Utility Shared Services” are added. All other positions under this Section 1.17 remain the same.”

3.	Section 4.03(a)(ii) is amended by adding the following to the end thereof:
“Effective January 1, 2015, the actual percentage in the Performance Indicators goal may range from zero to one hundred seventy five percent (175%) based on actual outcome as determined by the Board of Trustees. The Board of Trustees may consider such additional Performance Indicators as the Board of Trustees deems relevant.”

4.	A new subsection 4.04(a)(1)(iii)(c) is added as follows:
Effective January 1, 2015. The actual percentage of the Incentive Award based on the individual performance component may range from zero to one hundred fifty percent (150%) based on the Participant’s actual performance. The actual percentage of the Incentive Award based on the remaining three components may range from zero to one hundred (100%) based on the actual outcomes with respect to the goals for those components. As a result of the decrease in the maximum range of the Target Incentive Fund effective January 1, 2015, a Participant’s actual Incentive Award may range from zero to two hundred thirty one percent (231%) of the Participant’s Potential Award.

5.	Section 4.05(c)(1) is restated as follows:
“The net income component will constitute fifty percent (50%) of the Incentive Award and the measure will be Regulated Net Income and will be weighted 80% on the O&R Adjusted Net Income Payout percentage achieved plus 20% on the CECONY Adjusted Net Income Payment percentage achieved.”

6.	Section 4.05(f), first paragraph is amended as follows:
“For the Senior Vice President - Business Shared Services, Senior Vice President - Enterprise Shared Services, Senior Vice President - Corporate Shared Services, Senior Vice President - Utility Shared Services, Senior Vice President - Public Affairs, and Vice President and General Auditor.”

7.	A subsection (g) under Section 4.05 is added as follows:
“(g)    For the Vice Presidents of O&R.

(1)	The net income component will constitute fifty percent (50%) of the Incentive Award and the measure will be the O&R Adjusted Net Income Payout percentage achieved.

(2)
The Financial Performance component will constitute twenty percent (20%) of the Incentive Award and the component will be the same as the component established in the first quarter of each year by the Board of Directors of O&R for the ATIP awards.

(3)
The Operating Performance component will constitute thirty percent (30%) of the Incentive Award and the component will be the same as the component established in the first quarter of each year by the Board of Directors of O&R for the ATIP awards.”

8.	Conforming changes are made to the Plan so that former subsections (g) through (i) under Section 4.05 become subsections (h) through (j) respectively.

9.	A new paragraph (3) under Section 4.05(h) is added as follows:
“(3)    Effective January 1, 2015. The actual Incentive Award for an Executive Officer may range from zero to one hundred ninety two and one half percent (192.5%) of the target award (i.e., a percentage of the Executive Officer’s year-end salary equal to his or her Incentive Percentage) based on the annual performance with respect to the applicable net income, Financial Performance and Operating Performance components for the Executive Officer described above.”

IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of December, 2015.

/s/ Richard Bagwell
Richard Bagwell
Plan Administrator,
Consolidated Edison Company of New York, Inc., 2005 Executive Incentive Plan
and
Vice President - Human Resources
Consolidated Edison Company of New York, Inc.

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